UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

MTI TECHNOLOGY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MTI TECHNOLOGY CORPORATION
17595 Cartwright Road
Irvine, California 92614
October 24, 2005
Dear Stockholder:
      Approximately one month ago, you should have received a Notice of Annual Meeting of Stockholders and Proxy Statement related to the 2005 Annual Meeting of Stockholders of MTI Technology Corporation held on October 13, 2005. As you may know, the Annual Meeting was convened on October 13, 2005, but was adjourned to 10:00 a.m. on November 1, 2005 at MTI’s offices located at the address noted above. None of the proposals set forth in the Proxy Statement were presented for stockholder vote before the meeting was adjourned. Instead, each of the proposals set forth in the Proxy Statement will be presented for stockholder vote when the Annual Meeting reconvenes on November 1, 2005.
      The adjournment of the Annual Meeting has allowed MTI to prepare and circulate the attached proxy statement supplement, which updates the disclosure contained in the Proxy Statement by providing information regarding recent developments involving MTI. I encourage you to carefully read the attached proxy statement supplement because it contains important information regarding the proposals to be acted upon at the Annual Meeting.
      Your participation in company activities is important, and we hope you will attend the Annual Meeting. Additionally, it is important that your shares be represented. If you have not submitted the proxy card that was mailed to you with the Proxy Statement, or if you submitted the proxy card but wish to change your voting instructions, we encourage you to complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting when it reconvenes and wish to vote in person, you may withdraw your proxy at that time. If you previously submitted a proxy card, and do not wish to change your vote, you do not need to return the enclosed proxy card.

Sincerely,

Thomas P. Raimondi, Jr.
President, Chief Executive Officer and
Chairman of the Board of Directors

MTI TECHNOLOGY CORPORATION
17595 Cartwright Road
Irvine, California 92614

PROXY STATEMENT SUPPLEMENT
to the Proxy Statement dated September 6, 2005

       This proxy statement supplement (this “Supplement”) contains information that supplements and amends the Proxy Statement, dated September 6, 2005 (the “Proxy Statement”), of MTI Technology Corporation, which was mailed to stockholders and filed with the Securities and Exchange Commission in connection with our 2005 Annual Meeting of Stockholders (the “Annual Meeting”). As described below, the Annual Meeting has been adjourned to 10:00 a.m. local time on November 1, 2005 at our offices at the address noted above. This Supplement updates the disclosure contained in the Proxy Statement by providing information regarding recent developments involving MTI.
      This Supplement is being mailed on or about October 24, 2005 to stockholders of record as of the close of business on August 19, 2005, which is the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof.
      This Supplement does not contain all the information that is relevant to stockholders in connection with the Annual Meeting. It should be read in conjunction with the Proxy Statement.
      A new proxy card is also included with this Supplement. It is substantively identical to the proxy card you received with the Proxy Statement. If you have previously submitted a proxy card and do not wish to change your voting instructions, you do not need to submit the new proxy card included with this Supplement. If you wish to change your voting instructions or you wish to vote, you need to submit the new proxy card included with this Supplement. All shares represented by each properly executed, unrevoked proxy received in time for the reconvened Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted “for” the approval of all matters and “for” the election of the directors named in this proxy statement and, with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxyholders. We do not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by filing with the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder’s right to vote in person should such stockholder attend the Annual Meeting when it is reconvened and desire to vote in person.
      The Board of Directors has recommended that you vote “FOR” each of the proposals set forth in the Proxy Statement and “FOR” the election of each of the director nominees named in the Proxy Statement.

Recent Developments

Press Release and Letter Agreement
      On October 11, 2005, we issued a press release (the “Press Release”) to report, among other things, certain preliminary financial results for our fiscal second quarter ended October 1, 2005. On the same day we also entered into a letter agreement (the “Letter Agreement”) with the entities (the “Series B Purchasers”) that are parties to the Securities Purchase Agreement described in the Proxy Statement. The Series B Purchasers are also the holders of our Series A Convertible Preferred Stock, which was issued to them in June 2004. A copy of the Press Release, which speaks only as of the date of its release, and a copy of the Letter Agreement were filed as exhibits to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on October 12, 2005 (the “Form 8-K”). A copy of the Form 8-K, with its accompanying exhibits, is included as Appendix A to this Supplement.
      Pursuant to the terms of the Letter Agreement, we agreed that specified facts included in the Press Release constitute a “Material Adverse Effect” for limited purposes under the Securities Purchase Agreement, including specified representations and warranties that we made to the Series B Purchasers and specified conditions to the Series B Purchasers’ obligations under the Securities Purchase Agreement. In return, the Series B Purchasers agreed, among other things, to waive the right to assert or claim a breach of, or the inability to satisfy conditions of, specified provisions of the Securities Purchase Agreement with respect to the revenue and operating loss disclosed in the Press Release. The Series B Purchasers reserved any rights not explicitly waived in the Letter Agreement, including with respect to any “Material Adverse Effect” (including the reasons for the financial results referenced in the Letter Agreement). We further agreed, among other things, to take all actions reasonably necessary to cause the Annual Meeting to be adjourned (before acting on the proposals set forth in the Proxy Statement) to a date from 15 to 20 business days following the issuance of the Press Release, and to timely file and deliver supplementary proxy materials to our stockholders in connection with the adjourned Annual Meeting.
      The Letter Agreement is only effective and enforceable against the Series B Purchasers if, among certain other requirements, at least 15 trading days on the Nasdaq SmallCap Market have elapsed between the date the Press Release was issued (October 11, 2005) and the date the Series B financing is closed, and if we were not in breach of our obligations under the Securities Purchase Agreement or with respect to the accuracy of our representations and warranties contained therein as of the date of the Letter Agreement as if such date were the closing date.
      The Annual Meeting was subsequently convened as scheduled on October 13, 2005, and prior to acting on any of the proposals set forth in the Proxy Statement was duly adjourned to 10:00 a.m. local time on November 1, 2005 at our offices located at 17595 Cartwright Road, Irvine, California, 92614. When the Annual Meeting reconvenes on November 1, 2005, we expect to present each of the proposals set forth in the Proxy Statement for stockholder approval, including the proposal to approve the Series B financing contemplated by the Securities Purchase Agreement and described in the Proxy Statement.

Proposed Issuance of Series B Convertible Preferred Stock and Warrants
      As discussed in the Proxy Statement, pursuant to the terms of the Securities Purchase Agreement, and subject to stockholder approval and the satisfaction of certain customary closing conditions, we agreed to issue and sell to the Series B Purchasers a number of shares of Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Convertible Preferred Stock”), equal to $20,000,000 divided by the purchase price per share (the “Purchase Price”), which will be the lesser of $19.50 or 10 times 90% of the average closing price per share of our common stock, par value $0.001 per share, on The Nasdaq SmallCap Market for the 15 trading days prior to (and not including) the closing date of the Series B financing (the “Measurement Period”). We also agreed in the Securities Purchase Agreement to issue warrants (the “Warrants”) to purchase a number of shares of our common stock equal to 37.5% of the number of shares of common stock into which the shares of Series B Convertible Preferred Stock are convertible on the closing date of the Series B financing, with an exercise price per share equal to one-tenth of the Purchase Price. The terms of the Warrants are described in the Proxy Statement. The transactions contemplated by and in the Securities

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Purchase Agreement, including the proposed sale and issuance of the Series B Convertible Preferred Stock and the Warrants and the issuance of common stock upon conversion or exercise of those securities, are referred to in this Supplement as the “Series B financing.”
      As noted in the Proxy Statement, there is no ceiling on the number of shares of Series B Convertible Preferred Stock to be issued. Because the Purchase Price will be calculated using the average closing price of our common stock during the Measurement Period, any change in the closing price of our common stock during the Measurement Period will influence the Purchase Price. For example, if the average closing price per share of our common stock on The Nasdaq SmallCap Market for the 15 trading days prior to (and not including) the closing date of the Series B financing were equal to the closing price per share on October 12, 2005, which was $1.30, we would be required to issue approximately 1,709,402 shares of Series B Convertible Preferred Stock to the Series B Purchasers at a Purchase Price of approximately $11.70 per share. If the average closing price for the 15 trading days prior to (but not including) the closing date of the sale of Series B Convertible Preferred Stock equaled $1.45 (which was the closing price per share of our common stock on The Nasdaq SmallCap Market on October 13, 2005), we would be required to issue approximately 1,532,567 shares of Series B Convertible Preferred Stock to the Series B Purchasers at a Purchase Price of approximately $13.05 per share.
      Each share of Series B Convertible Preferred Stock will be convertible at any time at the option of the holder into a number of shares of common stock equal to the Series B Convertible Preferred Stock’s stated value (plus accumulated and unpaid dividends) divided by its conversion price, which is defined in and subject to adjustment in certain circumstances as set forth in the Certificate of Designation that will govern the rights, preferences and privileges of the Series B Convertible Preferred Stock. The Certificate of Designation for the Series B Convertible Preferred Stock is described in and attached to the Proxy Statement. Each share of Series B Convertible Preferred Stock will initially be convertible into 10 shares of common stock.
      At an assumed Purchase Price of the Series B Convertible Preferred Stock of $13.05, as used in the second example above, the Warrants would be exercisable for approximately 5,747,126 shares of common stock at an exercise price of approximately $1.31 per share. At an assumed Purchase Price of the Series B Convertible Preferred Stock of $11.70, as used in the first example above, the Warrants would be exercisable for approximately 6,410,256 shares of common stock at an exercise price of approximately $1.17 per share. A lower Purchase Price (and therefore larger number of shares of Series B Convertible Preferred Stock purchased) would result in the Warrants being exercisable for a larger number of shares of common stock at a lower exercise price per share.
      The closing price per share of our common stock on The Nasdaq SmallCap Market was significantly lower on the trading day following the issuance of the Press Release than it was on the prior trading day, and it has remained significantly lower through the date this Supplement was printed. Because at least 15 trading days from the date the Press Release was issued will elapse before the closing date for the Series B financing occurs, the number and price of the shares that will be issued are not currently known and the numbers and prices illustrated above are simply intended to provide examples to stockholders of the potential impact of the fluctuation in market price of our common stock on the Series B financing, and are in addition to the examples provided in the Proxy Statement. We could be required to issue a greater or lesser number of shares of Series B Convertible Preferred Stock, and at a higher or lower Purchase Price, than illustrated in either of the foregoing examples, depending on fluctuations in the closing price of our common stock during the Measurement Period. Any such increase or decrease would also impact the number of shares of our common stock subject to the Warrants as described above, as well as the exercise price of the Warrants. You should consult data published by The Nasdaq SmallCap Market for information regarding more recent closing prices of our common stock.
      Pursuant to the terms of the Securities Purchase Agreement, the closing date for the Series B financing is to occur on the first business day following the completion of the Annual Meeting, assuming approval of the financing by our stockholders and the satisfaction or waiver of the other closing conditions contained in the Securities Purchase Agreement or the Letter Agreement, or, if all the closing conditions have not been satisfied or waived by that date, then on the third business day following the date on which all the closing conditions are satisfied or waived. The parties can choose to waive their respective closing conditions in their

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sole discretion. Because the closing of the Series B financing will occur, if at all, one or more days after stockholders vote to approve the Series B financing, stockholders will not know the actual purchase price of the Series B Convertible Preferred Stock at the time they vote to approve the Series B financing. There can be no assurance that the closing of the sale of Series B Convertible Preferred Stock will occur on any particular date, if at all, or at any particular price.

Effects on Existing Stockholders
      As noted in the Proxy Statement, our Board of Directors has approved the Series B financing and has resolved that it is in the best interests of MTI and our stockholders to approve the Series B financing and the other proposals set forth in the Proxy Statement. However, stockholders should consider the following factors, as well as the other information contained in the Proxy Statement and this Supplement, in evaluating the proposal to approve the Series B financing.
      Dilution. Consummation of the Series B financing will have a substantial dilutive effect on our current stockholders. The Series B financing will substantially increase the number of shares of our capital stock currently outstanding on an as-converted basis, and thereby the percentage ownership of our current stockholders other than the Series B Purchasers will significantly decline as a result of the Series B financing. If the Series B financing is consummated, the conversion price of our Series A Convertible Preferred Stock will be reduced, based on a weighted-average adjustment, from $2.6465 to a lesser amount depending on the Purchase Price at which the Series B Convertible Preferred Stock is issued, thereby increasing the number of shares of common stock issuable upon conversion of the outstanding Series A Convertible Preferred Stock. The holders of the Series A Convertible Preferred Stock (i.e., the Series B Purchasers) have agreed, however, that the Series A Convertible Preferred Stock conversion price will not be reduced below $1.95 as a result of the issuance of the Series B Convertible Preferred Stock pursuant to the terms of the Securities Purchase Agreement.
      At an assumed Purchase Price of the Series B Convertible Preferred Stock of $11.70 (as used in the first example above), and a resulting adjustment of the conversion price of the Series A Convertible Preferred Stock, the Series B Purchasers will own approximately 47.9% of the outstanding shares of our common stock, on an as-converted basis assuming conversion of all of their shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and exercise of all the related warrants they would hold. The application of any additional anti-dilution adjustments to the conversion price of the Series B Convertible Preferred Stock or the Series A Convertible Preferred Stock could further increase dilution. The Series B Purchasers currently own approximately 17.0% of the outstanding shares of our capital stock, on an as-converted basis assuming conversion of all the shares of Series A Convertible Preferred Stock and exercise of all the warrants they presently hold.
      Effect of Actual or Potential Future Conversion Below Market Price. The Series B financing will substantially increase the number of shares of common stock we may be required to issue below the then-current market price of our common stock. The issuance of common stock upon the conversion of the Series B Convertible Preferred Stock and upon exercise of the Warrants could negatively affect the market price of, and reduce trading activity in, our common stock by increasing the amount of shares of common stock outstanding. Such downward pressure could encourage short sales by certain investors, which could place further downward pressure on the price of our common stock.
      Controlling Interest of Entities Affiliated with and Controlled by Advent. Entities affiliated with and controlled by Advent International Corporation (“Advent”) would collectively beneficially own approximately 35.7% of our capital stock following the Series B financing at an assumed Purchase Price of the Series B Convertible Preferred Stock of $11.70 (as used in the first example above). Their ownership interest could be substantially greater if the Purchase Price of the Series B Convertible Preferred Stock is less than $11.70 per share, as described above. As a result of their ownership interest, in addition to the voting agreement they have with The Canopy Group, as described in the Proxy Statement, the Advent affiliates will have substantial influence over our management, operations and potential significant corporate actions. This concentration of ownership may also discourage, delay or prevent a change of control of MTI, which could deprive our other stockholders of an opportunity to receive a premium for their stock as part of a sale of MTI, could harm the

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market price of our common stock and could impede our growth. The Advent entities are not prohibited from selling a controlling interest in MTI to a third party, including a participant in our industry.

By Order of the Board of Directors,

Thomas P. Raimondi, Jr.
President, Chief Executive Officer and
Chairman of the Board of Directors
Irvine, California
October 24, 2005

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APPENDIX A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 11, 2005

MTI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23418	95-3601802
(Commission File Number)	(I.R.S. Employer Identification No.)
17595 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)
(949) 251-1101
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
      On October 11, 2005, MTI Technology Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the entities (the “Series B Purchasers”) that are parties to the Securities Purchase Agreement relating to the proposed Series B financing. The material terms and conditions of the Securities Purchase Agreement and the proposed Series B financing are described in detail in the Company’s current report on Form 8-K that was filed with the Securities and Exchange Commission on August 22, 2005, and in its proxy statement that was dated and filed with the SEC on September 6, 2005. On October 11, 2005, the Company also issued the press release referred to in Item 2.02 hereof announcing certain preliminary financial results for the quarterly period ended October 1, 2005 (the “Press Release”).
      Pursuant to the terms of the Letter Agreement, the Company agreed that specified facts included in the Press Release constitute a “Material Adverse Effect” for limited purposes under the Securities Purchase Agreement, including certain representations and warranties that the Company made to the Series B Purchasers and certain conditions to the Series B Purchasers’ obligations under the Securities Purchase Agreement. In return, the Series B Purchasers agreed, among other things, to waive the right to assert or claim a breach of, or the inability to satisfy conditions of, certain provisions of the Securities Purchase Agreement as a result of the same facts. The Company further agreed to take all actions reasonably necessary to cause the Company’s 2005 Annual Meeting of Stockholders, which is scheduled for October 13, 2005, to be adjourned to a date from 15 to 20 business days following the issuance of the Press Release, as well as to timely file and deliver supplementary proxy materials to its stockholders in connection with the adjourned annual meeting.
      The Letter Agreement is only effective and enforceable against the Series B Purchasers if, among certain other requirements, at least 15 trading days on the Nasdaq SmallCap Market have elapsed between the date the Press Release was issued and the date the Series B financing is closed and if the Company was not in breach of specified obligations under the Securities Purchase Agreement with respect to the accuracy of its representations and warranties contained therein as of the date of the Letter Agreement as if such date were the Closing Date.
      The Series B Purchasers are the holders of the Company’s Series A Convertible Preferred Stock, which was issued to them in June 2004. EMC Corporation is one of the Series B Purchasers. Eighty six percent (86%) of the Company’s total product revenue in the first quarter of fiscal year 2006 was represented by EMC products. Furthermore, Michael Pehl, a partner of an entity that is affiliated with and controls the Series B Purchasers other than EMC, serves as a director of the Company. Mr. Pehl recused himself from discussions and votes of our board of directors regarding the Letter Agreement, the Securities Purchase Agreement and the transactions contemplated by each of those documents. A representative of EMC is entitled to attend the meetings of our board of directors as a non-voting observer.
      The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
      On October 11, 2005, the Company issued a press release to report certain preliminary financial results for the quarterly period ended October 1, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
      The information included in this current report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
      As noted in the press release attached hereto as Exhibit 99.1, the 2005 Annual Meeting of the Company’s stockholders is scheduled to be held on Thursday, October 13, 2005, to conduct routine matters and act on two proposals relating to the proposed Series B financing as described in the Company’s proxy statement dated September 6, 2005. The Company expects to convene the annual meeting, but intends to adjourn, without conducting any business thereat, to Tuesday, November 1, 2005, at which time the proposals contained in the proxy statement, including the Series B financing, will be submitted for stockholder approval. The Company intends to mail supplementary proxy materials to its stockholders next week.

Item 9.01	Financial Statements and Exhibits.
      (c) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated October 11, 2005, by and among MTI Technology Corporation, EMC Corporation and certain affiliates of Advent International Corporation.
99.1	Press Release dated October 11, 2005.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTI TECHNOLOGY CORPORATION

By:	/s/ Scott Poteracki

Scott Poteracki
Executive Vice President and Chief Financial Officer
Date: October 11, 2005

Exhibit 10.1
MTI Technology Corporation
17595 Cartwright Road
Irvine, California 92614
October 11, 2005

To:	The Purchasers, as defined in the Purchase Agreement (as defined below)
c/o Advent International Corporation
75 State Street
Boston, Massachusetts 02109
      Reference is made to that certain Securities Purchase Agreement, dated August 19, 2005 (the “Purchase Agreement”), by and among MTI Technology Corporation and the Purchasers (as defined therein). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.
      Reference is also made to the letter, dated October 6, 2005, from the Company to the Purchasers regarding the Company’s ongoing analysis of data regarding its financial results for the second quarter of fiscal year 2006 (the “Letter”). We acknowledge that the Purchasers have asserted that the information referred to in the Letter constitutes a Material Adverse Effect. Therefore, in consideration of the mutual agreements set forth herein, the Company and the Purchasers hereby agree as follows:

1. The Company agrees that the facts referred to in the Letter constitute a Material Adverse Effect solely for purposes of Sections 3.08(a), 5.02(b)(xiv) (solely as it relates to 3.08(a)), 7.01(c), 7.01(d)(i) (solely as it relates to Section 5.02(b)(xiv) with respect to 3.08(a)) and 7.01(d)(ii) (solely as it relates to 3.08(a)) (the “Referenced Sections”).

2. The Company agrees to take all actions reasonably necessary to cause the Annual Meeting to be adjourned to a date that is not less than fifteen (15) nor more than twenty (20) business days following the Company’s public release of the information contained in the Letter (the “Release Date”) and to timely file and deliver to shareholders supplemental proxy materials satisfactory to Purchasers and their counsel. Company agrees that Purchasers shall have the opportunity to review and comment on any supplemental proxy materials as if such materials were a preliminary proxy statement subject to Section 6.04 of the Purchase Agreement, including with respect to any reasonable objection thereto.

3. With respect only to the revenue and operating loss disclosed in the Letter, the Purchasers waive the right to assert or claim a breach of, or the inability to satisfy conditions of, the Referenced Sections.

4. The Purchasers waive the right to assert or claim that the Company has breached the requirement in Section 6.04 to timely call the annual meeting based on the adjournment referenced in paragraph 2 above.

5. The Purchasers waive the right to assert or claim that they do not have due notice of the disclosure in the Letter for the purposes only of Section 5.01(d) and Section 5.06 of the Purchase Agreement.

6. The Purchasers will not object if, without changing the opinion contained in paragraph 10 of the opinion required by Section 7.01(j) of the Purchase Agreement, Morrison & Foerster provide additional commentary on its reasoning for the unqualified opinion in such paragraph 10 and such commentary is reasonably acceptable to the Purchasers.

7. This letter shall only be effective and enforceable against the Purchasers if: (i) the Release Date is within three (3) business days of the date of this letter; (ii) at least fifteen (15) complete trading days on the Nasdaq SmallCap Market have elapsed between the Release Date and the Closing Date; and (iii) the Company is not in breach of Section 5.02(b)(xiv) as if the date hereof were the Closing Date,

The Purchasers, as defined in the Purchase Agreement (as defined below)
c/o Advent International Corporation
75 State Street
Boston, Massachusetts 02109

other than with respect to the waivers in paragraphs 3, 4 and 5 above. In addition to any conditions contained in the Purchase Agreement, the obligation of the Purchasers’ to purchase the Purchased Securities shall be subject to the satisfaction (or waiver by each Purchaser) of the following condition: the Purchasers shall each receive a certificate signed by the Chief Executive Officer and the Chief Financial Officer at the Closing certifying that the conditions to the effectiveness of this letter contained in the preceding sentence have been satisfied.

8. Notwithstanding anything herein to the contrary, the Purchasers expressly retain and do not waive any rights not explicitly waived hereby, including with respect to the Referenced Sections and any other Material Adverse Effect (including the reasons for the financial results contained in the Letter).
      Please acknowledge your agreement with the foregoing by signing below and returning a copy to the Company.

Sincerely,

MTI Technology Corporation

By:	/s/ Thomas P. Raimondi, Jr.

Name: Thomas P. Raimondi, Jr.
Title: Chairman, President and CEO

The Purchasers, as defined in the Purchase Agreement (as defined below)
c/o Advent International Corporation
75 State Street
Boston, Massachusetts 02109

      Acknowledged and agreed to by the Purchasers as of the date first set forth above:

Digital Media & Communications III Limited Partnership
Digital Media & Communications III-A Limited Partnership
Digital Media & Communications III-B Limited Partnership
Digital Media & Communications III-C Limited Partnership
Digital Media & Communications III-D C.V.
Digital Media & Communications III-E C.V.

By: Advent International Limited Partnership, General Partner

By: Advent International Corporation, General Partner

By:	/s/ Michael Pehl

Name: Michael Pehl
Title: Partner

Advent Partners DMC III Limited Partnership
Advent Partners II Limited Partnership

By: Advent International Corporation, General Partner

By:	/s/ Michael Pehl

Name: Michael Pehl
Title: Partner

EMC Corporation

By:	/s/ Michael J. Cody

Name: Michael J. Cody
Title: VP, Corporate Development

Exhibit 99.1
Contact:
Victor Chynoweth
Vice President, Finance
949-885-7304
vchynoweth@mti.com
MTI TECHNOLOGY ANNOUNCES FISCAL 2006 SECOND QUARTER
PRELIMINARY FINANCIAL RESULTS
      IRVINE, CA, October 11, 2005 — MTI Technology Corporation (Nasdaq/ SCM:MTIC) today announced preliminary financial results for the fiscal second quarter ended October 1, 2005.
      Based on preliminary and unaudited information available, revenue for the second quarter of fiscal 2006 is expected to be between $30-$33 million, approximately the same as revenue in the second quarter of the prior year, but lower than revenue of $39.3 million for the prior quarter. Orders were particularly weak in Germany, France and the southeastern part of the United States. Management currently believes this weakness reflects delayed customer buying decisions. The company is presently expecting to report an operating loss of $2.5-$3.5 million for the second quarter of fiscal 2006.
      “In the past, the summer quarter has typically shown sales order activity loaded towards the end of the quarter. With a strong sales pipeline entering the quarter, we expected to improve results sequentially from the first quarter. However, we experienced a substantial number of customer delays at the end of the quarter. We are presently in the process of closing the books, and so the information presented in this announcement is preliminary. In these circumstances, we wanted to ensure that we communicated promptly the preliminary results. However, we will not be in a position to comment further on the financial results for the second quarter until we announce full second-quarter results,” said Tom Raimondi, president and CEO of MTI.
      The results announced today are preliminary and are subject to completion of customary closing and review procedures by management and the company’s independent auditors. The company will hold a conference call when final second quarter 2006 financial results are announced in November.
Adjournment of Annual Meeting
      The annual meeting of MTI’s stockholders is scheduled to be held on Thursday, October 13, 2005, to conduct routine matters and act on two proposals relating to the proposed Series B financing as described in the proxy statement dated September 6, 2005. In light of this announcement, the company expects to convene the meeting, but intends to adjourn, without conducting any business, to Tuesday, November 1, 2005, at which time the current proposals, including the Series B financing, will be submitted for stockholder approval. Valid proxies submitted by MTI stockholders prior to the October 13, 2005 meeting will continue to be valid for purposes of the reconvened meeting on November 1, 2005. Stockholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken by following the instructions set forth in the company’s proxy statement. The company intends to mail supplementary proxy materials to stockholders next week.
About MTI Technology
      MTI is a leading multi-national provider of professional services and comprehensive data storage solutions for mid to large-size organizations. With more than 20 years of expertise as a storage technology innovator, MTI is uniquely qualified to assess, design, implement and support whole-office data storage and backup initiatives. As a strategic partner of EMC (NYSE:EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently services more than 3,000 customers throughout North America and Europe. Visit www.mti.com for more information.

      MTI is a registered trademark of MTI Technology Corporation.
Safe Harbor Statement
      This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the company’s expectations relating to second quarter financial results, the causes of reduced revenue, and timing and completion of the company’s annual meeting and the Series B financing. The actual results may differ materially from those described in any forward-looking statement. In particular, actual results for the quarter are being finalized and may change as the company closes its accounts for the quarter. Furthermore, what management believes were delays in orders may not be converted into sales in any future quarter. In addition, the Series B financing is subject to a number of closing conditions, including stockholder approval, and may not be consummated. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, currency movements, evolving technology and the economy and other world events. Other important factors are set forth in the company’s periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the year ended April 2, 2005. All forward-looking statements speak only as of the date made and MTI undertakes no obligation to update any such statement.

FORM OF PROXY FOR HOLDERS OF COMMON STOCK
MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
MTI TECHNOLOGY CORPORATION TO BE HELD ON NOVEMBER 1, 2005.
     The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Thomas P. Raimondi, Jr. and Scott Poteracki, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the “Company”) to be held at the Company’s offices located at 17595 Cartwright Road, Irvine, California, 92614, on November 1, 2005, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all of our Common Stock as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.
See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side
☑  Please mark your votes as in this example
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Approval of the Series B financing.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Approval of amendment of the Certificate of Designation of our Series A Convertible Preferred Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	ELECTION OF DIRECTORS: Common Stock Nominees: (1) Thomas P. Raimondi, Jr.; (2) Lawrence P. Begley; (3) Franz L. Cristiani; (4) William Mustard; (5) John T. Repp; and (6) Kent D. Smith.	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐

☐ For all nominees except as noted above (to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)

4.	Ratification of appointment of Grant Thornton LLP as our independent auditors for fiscal year 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND PROXY STATEMENT SUPPLEMENT FOR THE 2005 ANNUAL MEETING.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          ☐
NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.
Signature:_________________________ Date:____________
Signature:_________________________ Date:____________

FORM OF PROXY FOR HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK
MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
MTI TECHNOLOGY CORPORATION TO BE HELD ON NOVEMBER 1, 2005.
     The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Thomas P. Raimondi, Jr. and Scott Poteracki, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the “Company”) to be held at the Company’s offices located at 17595 Cartwright Road, Irvine, California, 92614, on November 1, 2005, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all of our Preferred Stock as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.
See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side
☑ Please mark your votes as in this example
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Approval of the Series B financing.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Approval of amendment of the Certificate of Designation of our Series A Convertible Preferred Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	ELECTION OF DIRECTORS: Series A Convertible Preferred Stock Nominee: Michael Pehl.	FOR ☐	WITHHOLD ☐

4.	Ratification of appointment of Grant Thornton LLP as our independent auditors for fiscal year 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND PROXY STATEMENT SUPPLEMENT FOR THE 2005 ANNUAL MEETING.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          ☐
NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.
Signature:_________________________ Date:____________
Signature:_________________________ Date:____________